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                                                                   Exhibit 99.6

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
Price Communications Corporation
45 Rockefeller Plaza, Suite 3200
New York, New York 10020

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Price Communications Corporation ("Price Communications") as Annex E to the Proxy Statement/Prospectus of Price Communications, Verizon Wireless of the East LP ("VWE") and Verizon Communications Inc. ("Verizon Communications") included in the Registration Statement on Form S-4 of VWE and Verizon Communications relating to the proposed asset contribution by Price Communications to VWE and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY--Opinions of Price Communications' Financial Advisors" and "OPINIONS OF FINANCIAL ADVISORS--Opinion of Credit Suisse First Boston Corporation." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                              /s/  Credit Suisse First Boston Corporation
                              --------------------------------------
                              CREDIT SUISSE FIRST BOSTON CORPORATION


May 21, 2002